Exhibit 99.1

Regalwood Global Energy Ltd. Class A Ordinary Shares and Warrants to Commence Trading Separately on January 22, 2018

WASHINGTON, Jan. 18, 2018 — Regalwood Global Energy Ltd. (the “Company”) (NYSE: RWGE.U) today announced that the holders of the Company’s units may elect to separately trade the Class A ordinary shares and warrants underlying the units commencing on January 22, 2018. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “RWGE.U” and the Class A ordinary shares and the warrants are expected to trade under the symbols “RWGE” and “RWGE WS”, respectively.

The units were initially offered by the Company in an underwritten offering. Citigroup Global Markets Inc. and J.P. Morgan Securities LLC acted as joint book-running managers of the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on November 30, 2017.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (800) 831-9146 or J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, Telephone: (866) 803-9204.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Kevin R. Gasque

Regalwood Global Energy Ltd.

Chief Financial Officer

202-729-5626